Exhibit 5.3

[PERKINS COIE LLP LETTERHEAD]

April 29, 2015

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

Re:	Post-Effective Amendment to Registration Statement on Form S-3 (File No. 333-197974)

Ladies and Gentlemen:

We have acted as special counsel to Cruise, LLC, a Washington limited liability company (the “Company”), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Amendment”), to be filed on the date hereof by the Company’s ultimate parent company, Expedia, Inc., a Delaware corporation (the “Parent”), and the several guarantors party thereto (such guarantors, including the Company, are hereinafter collectively referred to as the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), amending the Registration Statement on Form S-3 of the Parent and the Subsidiary Guarantors party thereto, initially filed with the SEC on August 8, 2014 (File No. 333-197974) (as so amended, the “Registration Statement”) for the registration of the issuance from time to time of debt securities issued from time to time by the Parent (the “Debt Securities”) and guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”).

The Company has informed us that the Guarantees will be issued on a delayed or continuous basis from time to time as set forth in the Registration Statement, the prospectus contained therein and any prospectus supplement. We understand that prior to the issuance of any Guarantees under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Guarantees are to be issued and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the issuance of such Guarantees.

Except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement, any Guarantees of the Company will be issued in one or more series under the indenture (and any applicable supplemental indenture, which includes the Guarantees) among the Parent, the Company, The Bank of New York Mellon Trust Company, N.A., acting as trustee (the “Trustee”), and the applicable Subsidiary Guarantors, in substantially the form as set forth in the form of indenture filed as an exhibit to the Registration Statement (the “Indenture”)

Expedia, Inc.

April 29, 2015

with such changes as may be set forth in a prospectus supplement or free writing prospectus, as applicable.

As part of the limited liability company actions taken and to be taken in connection with the issuance of the Guarantees (the “company proceedings”), the Company has informed us that the Company’s sole member will, before the Guarantees are issued under the Registration Statement, duly authorize the issuance and approve the terms of any particular Guarantees to be issued from time to time under the Registration Statement, and such applicable company proceedings shall be in full force and effect at the time of any such issuance.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with (i) the Company’s Certificate of Formation; (ii) the Company’s Operating Agreement; (iii) the Amendment, (iv) the Registration Statement; (v) the Indenture; (vi) such of the company proceedings as have occurred prior to or as of the date hereof; and (vii) such other documents, records and instruments, as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter). We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that:

1.	The Company is validly existing as a limited liability company under the laws of the State of Washington.

2.	The Company will have the necessary limited liability power and authority to deliver and perform the applicable Guarantees.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)

Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on

Expedia, Inc.

April 29, 2015

the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)	We express no opinion as to enforceability of the Guarantees.

(c)	We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and any amendments to the Registration Statement, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In addition, we consent to the reliance by Wachtell, Lipton, Rosen & Katz as to matters of Washington law upon this opinion letter in connection with the rendering of its opinion of even date herewith concerning the Guarantees, but only to the extent of the opinions specifically set forth herein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related Rules.

Very truly yours,

/s/ Perkins Coie LLP

PERKINS COIE LLP